Exhibit 99.4
August 4, 2005
The Detroit Edison Company
Detroit, Michigan
We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of The Detroit Edison Company and subsidiaries for the periods ended March 31, 2005 and 2004, as indicated in our report dated May 10, 2005 (August 4, 2005 as to Note 1 — Segment Realignment); because we did not perform an audit, we expressed no opinion on that information.
We are aware that our report referred to above, which is included in this Current Report on Form 8-K for the quarter ended March 31, 2005, is incorporated by reference in Registration Statements:

Form	Registration Number
Form S-3	333-100000
Form S-3	333-124159
Form S-4	333-123926
We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.
/s/ DELOITTE & TOUCHE
Detroit, Michigan

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